Troika Media Group Inc. Files Form S-3 Shelf Registration Statement New York, New York – April 11, 2023 - Troika Media Group, Inc. (Nasdaq: TRKA) ("TMG" or the “Company”), a consumer engagement and customer acquisition group, today announced that it had filed a shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) on April 7, 2023. The Company had previously announced on February 22, 2023, a process to optimize the Company's balance sheet and address its legacy capital structure, including its senior secured debt and to explore strategic alternatives. The Company filed the Registration Statement at this time to provide it with complementary alternatives in connection with that process. The Company may not sell securities pursuant to the Registration Statement until it is declared effective by the SEC, and there can be no assurance as to whether or when such event will occur. TMG is a professional services company that architects and builds enterprise value in consumer brands to generate scalable, performance- driven revenue growth. The Company delivers three solutions pillars: TMG CREATES brands and experiences and CONNECTS consumers through emerging technology products and ecosystems to deliver PERFORMANCE based measurable business outcomes. About Troika Media Group TMG is a consumer engagement and customer acquisition consulting and solutions group based in New York and Los Angeles. We deliver resilient brand equity, amplifying brands through emerging technology to deliver performance driven business growth. TMG’s expertise is in large consumer sectors including Insurance, Financial Services, Home Improvement, Residential Services, Legal, Professional Services, Media and Entertainment. For more information, visit www.thetmgrp.com. Forward-Looking Statements This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements about future growth and growth rates and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements include, without limitation, statements about future growth and growth rates and other information regarding future performance and strategies and appear throughout this press release. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward- looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates, the impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Transition Report on Form 10-K/T. The Company disclaims any obligation to update any forward-looking statements contained herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Investor Relations Contact: Sid Toama President and Chief Executive Officer Troika Media Group, Inc. (323) 297-8100